EXHIBIT 10(gg)

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of July 27, 2005, by and between AARON RENTS, INC., a Georgia corporation (together with its successors and assigns, the “Company”), AARON RENTS, INC. PUERTO RICO, a Puerto Rico corporation (together with its successors and assigns, “ARPR”) and AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC” and, together with the Company and ARPR, collectively, the “Obligors”) and each of the Persons holding one or more Notes (defined below) on the Effective Date (defined below) (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of August 15, 2002 (as amended by that certain First Amendment and Waiver Agreement, dated as of May 28, 2004 and as in effect immediately prior to giving effect to this Agreement, the “Existing Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Obligors and each of the Noteholders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Existing Note Purchase Agreement.

RECITALS:

A.                                    Pursuant to the Existing Note Purchase Agreement, the Obligors issued and sold fifty million dollars ($50,000,000) in aggregate principal amount of its 6.88% Senior Notes due August 15, 2009 (the “Notes”) to the Noteholders.

B.                                    The Obligors have requested that the Noteholders amend certain provisions of the Existing Note Purchase Agreement, and the undersigned Noteholders are agreeable, subject to the terms and conditions set forth below, to consenting to such amendments.

C.                                    The Noteholders are the holders of all outstanding Notes, as of the date hereof, in the aggregate principal amounts indicated on Annex 1 hereto.

AGREEMENT:

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors and the Noteholders agree as follows:

1.                                      AMENDMENTS.

Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A hereto (such amendments herein referred to as the “Amendments”).

2.                                      WARRANTIES AND REPRESENTATIONS.

To induce the Noteholders to enter into this Agreement, each of the Obligors represents and warrants to each of the Noteholders that as of the Effective Date (as hereinafter defined):

2.1.                            Corporate and Other Organization and Authority.

(a)                                  Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b)                                 each of the Obligors has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

2.2.                            Authorization, etc.

This Agreement has been duly authorized by all necessary corporate action on the part of the Obligors.  Each of this Agreement, the Note Purchase Agreement and the Notes constitutes a legal, valid and binding obligation of the Obligors, enforceable, in each case, against such Obligor in accordance with its terms, except as such enforceability may be limited by

(a)                                  applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and

(b)                                 general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.                            No Conflicts, etc.

The execution and delivery by each Obligor of this Agreement and the performance by such Obligor of its obligations under each of this Agreement, the Note Purchase Agreement and the Notes do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of such Obligor under the provisions of:

(a)                                  any charter document, constitutive document, agreement with shareholders or members, bylaws or any other organizational or governing agreement of such Obligor;

(b)                                 any agreement, instrument or conveyance by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected; or

(c)                                  any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected.

2.4.                            Governmental Consent.

The execution and delivery by the Obligors of this Agreement and the performance by the Obligors of their respective obligations hereunder and under the Note Purchase Agreement

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and the Notes do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of any Obligor.

2.5.                            Existence of Defaults.

Since December 31, 2004, no event has occurred and no condition has existed that would constitute a Default or an Event of Default under the Note Purchase Agreement.

3.                                      CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

The Amendments shall become effective as of the date first written above (the “Effective Date”), provided that (a) each of the Obligors shall have executed and delivered to each of the Noteholders an original counterpart of this Agreement and (b) all of the Noteholders shall have indicated their agreement and written acceptance by executing and delivering the applicable counterparts of this Agreement.

4.                                      MISCELLANEOUS.

4.1.                            Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

4.2.                            Duplicate Originals.

Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.  Delivery of a facsimile of an executed signature page shall be effective as delivery of an original.

4.3.                            Waiver and Amendments.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

4.4.                            Costs and Expenses.

Whether or not the Amendments become effective, each of the Obligors confirms its obligation under Paragraph 11B of the Note Purchase Agreement and agrees that, on the Effective Date (or if an invoice is delivered subsequent to the Effective Date or if the Amendments do not become effective, promptly after receiving any statement or invoice

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therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders’ special counsel presented to the Company on the Effective Date.  The Obligors will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholders’ special counsel rendered after the Effective Date in connection with this Agreement.

4.5.                            Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.  The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.

4.6.                            Survival.

All warranties, representations, certifications and covenants made by the Obligors in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.

4.7.                            Part of Existing Note Purchase Agreement; Future References, etc.

This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and the Notes and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

4.8.                            Affirmation of Obligations under Existing Note Purchase Agreement and Notes.

The Obligors hereby acknowledge and affirm all of their respective obligations under the terms of the Existing Note Purchase Agreement and the Notes.  The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (a) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Existing Note Purchase Agreement or the Notes, nor constitute a waiver of any provision thereunder, or (b) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement or the Notes or under applicable law.

[Remainder of page intentionally left blank.  Next page is signature page.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Very truly yours,

AARON RENTS, INC.

		By:	/s/ Gilbert L. Danielson
		Name:	Gilbert L. Danielson
		Title:	Executive Vice President and Chief Financial Officer

AARON RENTS, INC. PUERTO RICO

		By:	/s/ Gilbert L. Danielson
		Name:	Gilbert L. Danielson
		Title:	Director

AARON INVESTMENT COMPANY

		By:	/s/ Gilbert L. Danielson
		Name:	Gilbert L. Danielson
		Title:	Vice President and Treasurer

Accepted and Agreed:

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Jay S. White
Name:	Jay S. White
Title:	Vice President

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Jay S. White
Name:	Jay S. White
Title:	Vice President

[Signature Page to Second Amendment to Note Purchase Agreement]

GENERAL ELECTRIC LIFE AND ANNUITY ASSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Jay S. White
Name:	Jay S. White
Title:	Vice President

ING LIFE INSURANCE & ANNUITY COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/Jay S. White
Name:	Jay S. White
Title:	Vice President

[Signature Page to Second Amendment to Note Purchase Agreement]

EXHIBIT A

AMENDMENTS

1. Paragraph 5G of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“5G.                       Maintenance of Most Favored Lender Status.

The Obligors hereby covenant that if the Obligors shall enter into any credit facility or loan agreement or any amendment thereof (including, without limitation, any amendment to the SunTrust Agreement, the SouthTrust Agreement or the 2005 Note Purchase Agreement) pursuant to which the credit commitments available to the Obligors, individually or in the aggregate to one or more of the Obligors under such credit facility or loan agreement, and/or outstanding principal indebtedness incurred equals or exceeds $25,000,000 and which provides for the benefit of the lenders thereunder any covenants which are more favorable to such lenders than the covenants provided for in paragraphs 5 or 6 hereof for the benefit of the holders of the Notes then, and in each and any such event, the covenants in this Agreement shall be and shall be deemed to be, notwithstanding paragraph 11C and without any further action on the part of the Obligors or any other Person being necessary or required, amended to afford the holders of the Notes the same benefits and rights as such amendments to, or other agreements, provide the lenders thereof.  The Obligors will promptly deliver to each holder of Notes a copy of each such agreement or amendment, or any waiver or modification thereof.  Notwithstanding the foregoing, the Obligors agree to enter into such documentation as the Required Holders may reasonably request to evidence the amendments provided for in this paragraph 5G.”

2. Paragraph 6E of the Existing Note Purchase Agreement is hereby amended by

(i) deleting the reference to “Capital” in clause (c) and inserting “Capitalized” in lieu thereof;

(ii) amending and restating clause (f) in its entirety to read as follows:

“(f)                              Guarantees by the Company of Indebtedness of certain franchise operators of the Company, provided such guarantees are given by the Company in connection with (1) loans made pursuant to the terms of the SunTrust Loan Facility Agreement, (2) loans made pursuant to the SouthTrust Agreement in an aggregate principal amount not to exceed $250,000, (3) loans made by SunTrust to finance the purchase of equity interests in certain franchises of the Company in an aggregate principal amount not to exceed $10,000,000, (4) loans made pursuant to terms of the loan agreement relating to the Rosey Rentals Guarantee in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000), and (5) loans made pursuant to the terms of the RBC Agreement in an aggregate principal amount not to exceed Fifteen Million Canadian Dollars (Cdn. $15,000,000);”;

(iii) deleting the word “and” in clause (j);

(iv) amending and restating clause (k) in its entirety to read as follows:

“(k)                            Indebtedness under the 2005 Note Purchase Agreement;”;

(v) adding the following clause (l):

“(l)                               Indebtedness in respect of Private Placement Debt (other than Private Placement Debt incurred in respect of this Agreement or the 2005 Note Purchase Agreement) in an aggregate principal amount not to exceed $100,000,000; and”;

and (vi) adding the following clause (m):

“(m)                         Other unsecured Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, provided that no Default or Event of Default shall exist as a result of the incurrence, assumption or maintenance of such Indebtedness.”

3. Paragraph 6F of the Existing Note Purchase Agreement is hereby amended by

(i) deleting the reference to “Capital” in clause (c) and inserting “Capitalized” in lieu thereof; and

(ii) deleting the reference to “Capital” in clause (g) and inserting “Capitalized” in lieu thereof.

4. Paragraph 6I of the Existing Note Purchase Agreement is hereby amended by

(i) deleting the reference to “any obligations of,” in the first sentence thereof; and

(ii) amending and restating clause (e) thereof in its entirety to read as follows:

“(e)  (i) loans to franchise operators and owners of franchises acquired or funded pursuant to the SunTrust Loan Facility Agreement, the loan agreement relating to the Rosey Rentals Guarantee, the RBC Agreement and the SouthTrust Agreement and (ii) other adequately secured and properly monitored loans to franchise operators and owners of franchises in an aggregate principal amount outstanding, together with loans outstanding under clause (i) of this paragraph 6I(e), not to exceed the aggregate facility amounts available for borrowing by franchise operators that the Company is permitted to guarantee pursuant to paragraph 6E(f)”

5. Paragraph 6J of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“6J.                           Restrictive Agreements.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Company or any other Subsidiary, to Guarantee Indebtedness of the Company or any other Subsidiary or to transfer any of its property or assets to the Company or any Subsidiary of the Company; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, the SunTrust Agreement, the SunTrust Loan Facility Agreement, the Synthetic Lease Documents, the Industrial Revenue Bonds, the RBC Agreement or the 2005 Note Purchase Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.”

6. Paragraph 6O of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“6O.                      Sale and Leaseback Transactions.  The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, the Company may engage in such sale and leaseback transactions so long as the aggregate fair market value of all assets sold and leased back does not exceed $100,000,000 during the term of this Agreement.”

7. Paragraph 7A(ii) of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “3 days” and inserting “3 Business Days” in lieu thereof.

8. Paragraph 7A(iii) of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) (A) any Obligor or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on the SunTrust Agreement, the SunTrust Loan Facility Agreement and the 2005 Note Purchase Agreement beyond any period of grace provided with respect thereto, or the Obligors or any Subsidiary fail to perform or observe any other agreement, term or condition contained in such agreements (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, or any such obligation shall be declared to be due and payable; or required to be prepaid or redeemed (other than a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase, repurchase or defease such obligation shall be required to be made, in each case prior to the stated maturity thereof; or (B) any Obligor or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on Indebtedness (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit (other than, in each case in this Paragraph 7A(iii)(B), (x) the SunTrust Agreement, the SunTrust Loan Facility Agreement and the 2005 Note Purchase Agreement, which are addressed in Paragraph 7A(iii)(A), and (y) any Indebtedness, Capitalized Lease Obligations or other obligation in an aggregate principal amount that does not exceed $1,000,000) beyond any period of grace provided with respect thereto, or the Obligors or any Subsidiary fail to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, or any such obligation shall be declared to be due and payable; or required to be prepaid or redeemed (other than a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase, repurchase or defease such obligation shall be required to be made, in each case prior to the stated maturity thereof; or”

9. The definition of “Permitted Acquisitions” in Paragraph 10B is hereby amended by (i) deleting the reference to $20,000,000 in subclause (d) thereof and inserting $40,000,000 in lieu thereof, and (ii) deleting the reference to $40,000,000 in subclause (e) thereof and inserting $80,000,000 in lieu thereof.

10. The definition of “SunTrust Agreement” in Paragraph 10B is hereby amended by deleting the reference to March 30, 2001 therein and inserting May 28, 2004 in lieu thereof.

11. The definition of “SunTrust Loan Facility Agreement” in Paragraph 10B is hereby amended by deleting the reference to March 30, 2001 therein and inserting May 28, 2004 in lieu thereof.

12. The following new definitions are hereby added to Paragraph 10B of the Existing Note Purchase Agreement in their proper alphabetical order to read as follows:

“Private Placement Debt” shall mean Indebtedness incurred by the Company or its Subsidiaries in respect of the issuance and sale of notes or other securities by the Company or its Subsidiaries to Institutional Investors, which issuance and sale does not require registration of such securities with the U.S. Securities and Exchange Commission pursuant to the Securities Act.

“RBC Agreement” shall mean that certain Credit Facility, dated as of July 26, 2005, among the Company and Royal Bank of Canada, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Rosey Rentals Guarantee” shall mean that certain Unconditional Guaranty of Payment, dated as of December 5, 2003, of the Company in favor of SouthTrust Bank, for the benefit of Rosey Rentals, L.P., as amended by that certain Amendment and Reaffirmation of Guaranty dated as of May 5, 2004 and by that certain Amendment and Reaffirmation of Guaranty dated November 12, 2004, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“2005 Note Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of July 27, 2005, by and among each of the Obligors and the purchasers listed on Schedule A thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.